EXHIBIT 4.30

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”), dated as of April       , 2002, is between EDGEWATER PRIVATE EQUITY FUND III, L.P., a Delaware limited partnership, as agent (“Agent”) on behalf of certain Lenders party to the Purchase Agreement (as defined below) (“Lenders”), and MRA SYSTEMS, INC., a Colorado corporation d/b/a GE ACCESS (“Creditor”).

WHEREAS, EpicEdge, Inc., a Texas corporation (“Borrower”), is currently indebted to Creditor under certain agreements, instruments and documents, (together with any amendments thereto or replacements or substitutions thereof, now or hereafter evidencing or securing the Creditor Indebtedness (as defined below) the “Creditor Documents”) which indebtedness is secured by a security interest in and a lien on all of Borrower’s assets;

WHEREAS, Lenders have agreed to make loans and other credit accommodations (“Lenders’ Indebtedness”) to and for the account of Borrower pursuant to a Note and Preferred Stock Purchase Agreement of even date herewith, among Lenders, Borrower and certain other parties (the “Purchase Agreement”; and together with such other agreements, instruments and documents, including any amendments thereto or replacements or substitutions thereof, evidencing or securing all or any part of Lenders’ Indebtedness, the “Lenders’ Documents”), a copy of which has been furnished to Creditor;

WHEREAS, the Lenders’ Indebtedness is and will be secured in its entirety by a security interest in and lien on all of Borrower’s assets; and

WHEREAS, Lenders have agreed that any security interest hereafter acquired by Lenders in or on Borrower’s assets shall be and remain, in all respects, subordinate to any security interest in or lien on Borrower’s assets in favor of Creditor.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned do hereby agree as follows:

1.             Lenders hereby subordinate the Lenders’ Indebtedness to any and all sums, debts, demands, claims, liabilities or causes of action for which Borrower may be liable to Creditor pursuant to the Creditor Documents and/or pursuant to any note, security agreement, guaranty or other instrument or document executed pursuant thereto or in connection therewith (the “Creditor Indebtedness”).

2.             Lenders hereby subordinate all security interests, liens on, and encumbrances which in any way secure the Lenders’ Indebtedness (the “Lenders’ Collateral”) to all security interests, liens on, and encumbrances which in any way secure the payment of the Creditor Indebtedness (the “Creditor Collateral”).

3.             Creditor hereby consents to the Borrower incurring the Lenders’ Indebtedness and the granting of a security interest in the Lenders’ Collateral.

4.             Creditor hereby represents and warrants that the Borrower is not in breach of any term of the Creditor Documents and that no default or event of default has occurred or is continuing under the Creditor Documents.

5.             Creditor hereby agrees to (a) forbear from accelerating the Creditor Indebtedness, (b) not declare a default or event of default under the Creditor Documents, and (c) not exercise any remedies against the Borrower, as long as, (i) there are no payment defaults under the Creditor Documents or (ii) no bankruptcy or other case or proceeding under any bankruptcy or insolvency law, is commenced in respect of the Borrower.

6.             This Agreement shall continue in full force and effect until the full payment of the entire Creditor Indebtedness.

7.             All notices, payments, requests, reports, information and demands which any party may desire or may be required to give or make to any other party shall be given or made upon such party by and hand delivery or by the deposit in the United States Mail, postage prepaid, Certified or Registered addressed as follows:

TO CREDITOR:	MRA SYSTEMS, INC., d/b/a GE ACCESS
1426 Pearl Street
Boulder, Colorado 80302
Attn:

TO LENDERS:	EDGEWATER PRIVATE EQUITY FUND III, L.P.
900 North Michigan Avenue
Chicago, Illinois 60611
Attn: Ryan Satterfield

Said notice shall be deemed given when delivered or mailed as aforesaid.

8.             This Agreement shall be binding upon the successors and assigns of the Lenders, Borrower and Creditor.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the day and year first above written.

CREDITOR:

MRA SYSTEMS, INC., d/b/a GE Access

By:
Name:
Its:

LENDERS:

EDGEWATER PRIVATE EQUITY FUND III, L.P., as Agent for Lenders

By:
Name:
Its:

3

ACCEPTANCE OF BORROWER

EpicEdge, Inc., a Texas corporation, hereby accepts and consents to the foregoing Agreement and agrees to be bound by all of the provisions thereof and to recognize all priorities and rights granted thereby to MRA SYSTEMS, INC., d/b/a GE ACCESS, and its successors and assigns and to perform in accordance therewith.

Borrower:

EPICEDGE, INC.

By:
Name:
Its:

Dated: April        , 2002